Exhibit 10.50

Baltimore, Maryland	$5,000,000.00
January 27, 2006

REVOLVING LOAN PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned AVATECH SOLUTIONS, INC., a Delaware corporation, and AVATECH SOLUTIONS SUBSIDIARY, INC., a Delaware corporation, jointly and severally (collectively, the “BORROWERS”), promise to pay to the order of MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY (the “LENDER”), 2 Hopkins Plaza, 21ST Floor, Baltimore, Maryland 21201, or at such other places as the holder of this Revolving Loan Promissory Note may from time to time designate, the principal sum of Five Million Dollars ($5,000,000.00), or the unpaid portion thereof as has been advanced to the BORROWERS for the account of the LENDER as the “LOAN,” as such term is defined and described in the Loan And Security Agreement dated of even date herewith (the “AGREEMENT”) between the BORROWERS and the LENDER, together with interest on the unpaid principal balance from time to time outstanding at the rate or rates specified in the AGREEMENT until paid in full and any and all other sums which may be owing to the holder of this Revolving Loan Promissory Note by the BORROWERS pursuant to this Revolving Loan Promissory Note, on or before the “MATURITY DATE” as such term is defined in the AGREEMENT, or such earlier date as required by the AGREEMENT. This Revolving Loan Promissory Note is the “NOTE,” as such term is defined in the AGREEMENT. The following terms shall apply to this Revolving Loan Promissory Note.

1. Interest Rates, Calculation Of Interest, Obligations And Terms Of Repayment; And Rights Of Prepayment. Each of the BORROWERS, jointly and severally, agrees to pay principal and all interest which accrues on the unpaid balance of this Revolving Loan Promissory Note from the date of this Revolving Loan Promissory Note until such time as the obligations evidenced hereunder have been paid in full, at the times and in accordance with the covenants, procedures and requirements set forth in the AGREEMENT. Interest shall accrue, be payable, and shall be calculated as provided for in the AGREEMENT. Each of the BORROWERS, jointly and severally, further promises to pay all default interest, late payment charges, fees, and other expenses, costs and payment obligations as are required by the AGREEMENT to be made by the BORROWERS to or for the account of the LENDER. The principal balance of this Revolving Loan Promissory Note, together with all other unpaid interest, fees, expenses and other sums due to the holder, shall be paid in full on or before the MATURITY DATE. The BORROWERS’ right to prepay any or all sums due pursuant to this Revolving Loan Promissory Note shall be governed by the terms and conditions of the AGREEMENT.

2. Rights Upon Occurrence Of An Event Of Default. Upon the occurrence of an “EVENT OF DEFAULT,” as such term is defined in the AGREEMENT, the holder of this Promissory Note shall have the following rights in addition to such other rights and remedies as are authorized by the AGREEMENT or otherwise available to the holder under applicable laws:

2.1. Acceleration. The holder of this Promissory Note, in the holder’s sole discretion and without notice or demand, may accelerate and declare due and immediately owing the entire unpaid principal balance plus accrued interest and all other sums payable to the holder in accordance with the terms of any of the “LOAN DOCUMENTS,” as such term is defined in the AGREEMENT.

2.2. Confession Of Judgment. Each of the BORROWERS authorizes any attorney admitted to practice before any court of record in the United States to appear on its behalf in any court in one or more proceedings, or before any clerk thereof or prothonotary or other court official, and to confess judgment against the BORROWERS in favor of the holder of this Promissory Note in the full amount due on this Promissory Note (including principal, accrued interest and any and all charges, fees and costs) plus attorneys’ fees equal to fifteen percent (15%) of the amount due, plus court costs, all without prior notice or opportunity of the BORROWERS for prior hearing. Each of the BORROWERS agrees and consents that venue and jurisdiction shall be proper in the Circuit Court of any County of the State of Maryland or of Baltimore City, Maryland, or in the United States District Court for the District of Maryland. Each of the BORROWERS waives the benefit of any and every statute, ordinance, or rule of court which may be lawfully waived conferring upon it any right or privilege of exemption, homestead rights, stay of execution, or supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The authority and power to appear for and enter judgment against the BORROWERS shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto; such authority and power may be exercised on one or more occasions from time to time, in the same or different jurisdictions, as often as the holder shall deem necessary, convenient, or proper. In the event that the holder receives, as a result of execution on a judgment confessed hereunder, attorney’s fees which exceed the actual legal fees incurred by the holder in connection with the upaid balance due to the holder pursuant to this Promissory Note, then, upon full and final payment of all other sums due and owing to the holder pursuant to this Promissory Note and payment of the actual attorneys’ fees incurred by the holder, the holder shall remit such excess amount of attorneys’ fees to the BORROWERS.

3. Interest Rate After Judgment. If judgment is entered against the BORROWERS on this Revolving Loan Promissory Note, the amount of the judgment entered (which may include principal, interest, fees, and costs) shall bear interest at the higher of the maximum interest rate imposed upon judgments by applicable law or the default interest rate set forth in the AGREEMENT, to be determined on the date of the entry of the judgment.

4. Expenses Of Collection And Attorneys’ Fees. Should this Revolving Loan Promissory Note be referred to an attorney for collection, whether or not judgment is confessed or suit is filed, the BORROWERS shall pay all of the holder’s costs, fees and expenses, including attorneys’ fees, resulting from such referral.

5. Waiver Of Defenses. In the event any one or more holders of this Revolving Loan Promissory Note transfer this Revolving Loan Promissory Note for value, the BORROWERS agree that, except as otherwise provided herein, all subsequent holders of this Revolving Loan Promissory Note who take for value and without actual knowledge of a claim or defense of any of the BORROWERS against a prior holder shall not be subject to any claims or defenses which any of the BORROWERS may have against a prior holder, all of which are waived as to the subsequent holder, and that all such subsequent holders shall have all rights of a holder in due course with respect to each of the BORROWERS even though the subsequent holder may not qualify, under applicable law, absent this section, as a holder in due course. The BORROWERS shall retain all rights and claims which the BORROWERS may have against prior holders despite any such transfers and the waiver of defenses provided in this section as to subsequent holders. Notwithstanding the foregoing, nothing herein shall represent the waiver by the BORROWERS of any defense based upon any payment hereof made to any former holder hereof prior to the BORROWERS having been notified of the transfer of this Revolving Loan Promissory Note to any subsequent holder.

6. Waiver Of Protest. The BORROWERS, and all parties to this Revolving Loan Promissory Note, whether maker, indorser, or guarantor, waive presentment, notice of dishonor and protest.

7. Extensions Of Maturity. All parties to this Revolving Loan Promissory Note, whether maker, indorser, or guarantor, agree that the maturity of this Revolving Loan Promissory Note, or any payment due hereunder, may be extended at any time or from time to time without releasing, discharging, or affecting the liability of such party.

8. Manner And Method Of Payment. All payments called for in this Revolving Loan Promissory Note shall be made in lawful money of the United States of America. If made by check, draft, or other payment instrument, such check, draft, or other payment instrument shall represent immediately available funds. In the holder’s discretion, any payment made by a check, draft, or other payment instrument shall not be considered to have been made until such time as the funds represented thereby have been collected by the holder. Should any payment date fall on a non-banking day, the BORROWERS shall make the payment on the next succeeding banking day.

9. Notices. Any notice or demand required or permitted by or in connection with this Revolving Loan Promissory Note shall be given in the manner specified in the AGREEMENT for the giving of notices under the AGREEMENT. Notwithstanding anything to the contrary, all notices and demands for payment from the holder actually received in writing by any of the BORROWERS shall be considered to be effective upon the receipt thereof by such BORROWER regardless of the procedure or method utilized to accomplish delivery thereof to the BORROWERS.

10. Assignability. This Revolving Loan Promissory Note may only be assigned by the LENDER or by any holder to the extent permitted by the stated terms of the AGREEMENT.

11. Binding Nature. This Revolving Loan Promissory Note shall inure to the benefit of and be enforceable by the LENDER and the LENDER’S successors and assigns and any other person to whom the LENDER or any holder may grant an interest in the BORROWERS’ obligation hereunder, and shall be binding and enforceable against each of the BORROWERS and its respective successors and assigns.

12. Invalidity Of Any Part. If any provision or part of any provision of this Revolving Loan Promissory Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Revolving Loan Promissory Note and this Revolving Loan Promissory Note shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

13. Choice Of Law. The laws of the State of Maryland (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Revolving Loan Promissory Note and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this Revolving Loan Promissory Note and its various provisions and the consequences and legal effect of all transactions and events which resulted in the issuance of this Revolving Loan Promissory Note or which occurred or were to occur as a direct or indirect result of this Revolving Loan Promissory Note having been executed.

14. Consent To Jurisdiction; Agreement As To Venue. Each of the BORROWERS irrevocably consents to the non-exclusive jurisdiction of the courts of the State of Maryland and of the United States District Court for the District of Maryland, if a basis for federal jurisdiction exists. Each of the BORROWERS agrees that venue shall be proper in any circuit court of the State of Maryland selected by the LENDER or in the United States District Court for the District of Maryland if a basis for federal jurisdiction exists and waives any right to object to the maintenance of a suit in any of the state or federal courts of the State of Maryland on the basis of improper venue or of inconvenience of forum.

15. Unconditional Obligations. The BORROWERS’ obligations pursuant to this Revolving Loan Promissory Note shall be the joint and several, absolute and unconditional duty and obligation of each of the BORROWERS and shall be independent of any rights of set-off, recoupment or counterclaim which any of the BORROWERS might otherwise have against the holder of this Revolving Loan Promissory Note. The BORROWERS, jointly and severally, shall pay absolutely the payments of principal, interest, fees and expenses required hereunder, free of any deductions and without abatement, diminution or set-off.

16. Seal And Effective Date. This Revolving Loan Promissory Note is an instrument executed under seal and is to be considered effective and enforceable as of the date set forth on the first page hereof, independent of the date of actual execution and delivery.

17. Tense; Gender; Defined Terms; Section Headings. As used herein, the singular includes the plural and the plural includes the singular. A reference to any gender also applies to any other gender. Defined terms are entirely capitalized throughout, and defined terms not specifically defined herein shall have the same meaning as provided by the terms of the AGREEMENT. The section headings are for convenience only and are not part of this Revolving Loan Promissory Note.

18. Actions Against Holder. Any action brought by any of the BORROWERS against the holder of this Revolving Loan Promissory Note which is based, directly or indirectly, on this Revolving Loan Promissory Note or any matter in or related to this Revolving Loan Promissory Note, including but not limited to the making of the loan evidenced hereby or the administration or collection thereof, shall be brought only in the courts of the State of Maryland. Each of the BORROWERS agrees that any forum other than the State of Maryland is an inconvenient forum and that a suit brought by any of the BORROWERS against the holder of this Revolving Loan Promissory Note in a court of any state other than the State of Maryland should be forthwith dismissed or transferred to a court located in the State of Maryland by that Court.

19. Waiver Of Jury Trial. Each of the BORROWERS (by execution of this Revolving Loan Promissory Note) and the holder of this Revolving Loan Promissory Note (by acceptance of this Revolving Loan Promissory Note) agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by or against any of the BORROWERS or the holder of this Revolving Loan Promissory Note, or any successor or assign of any of the BORROWERS or the holder of this Revolving Loan Promissory Note, on or with respect to this Revolving Loan Promissory Note or any of the other “LOAN DOCUMENTS,” as such term is defined in the AGREEMENT, or which in any way relates, directly or indirectly, to the obligations of any of the BORROWERS to the holder of this Revolving

Loan Promissory Note under this Revolving Loan Promissory Note or any of the other LOAN DOCUMENTS, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. EACH OF THE BORROWERS AND THE HOLDER OF THIS REVOLVING LOAN PROMISSORY NOTE HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.

IN WITNESS WHEREOF, the BORROWERS have duly executed this Revolving Loan Promissory Note under seal as of the date first above written.

WITNESS:	THE BORROWERS:

AVATECH SOLUTIONS, INC.,
A Delaware Corporation

/s/ Stephen Palmer	By:	/s/ Lawrence Rychlak	(SEAL)
Name: Lawrence Rychlak
Title: CFO

AVATECH SOLUTIONS SUBSIDIARY, INC., A Delaware Corporation

/s/ Stephen Palmer	By:	/s/ Lawrence Rychlak	(SEAL)
Name: Lawrence Rychlak
Title: CFO

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